UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

JANUS HENDERSON GROUP PLC

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following is a communication sent to all Janus Henderson employees on April 8, 2026.

Subject: Corporate Update – Vote Today

Hi everyone,

We’re incredibly excited to be moving forward with Trian and General Catalyst on our take-private transaction. As we’ve said in previous updates, in partnership with them both, we’ll be able to further invest in our product offering, client services, talent, and technology to accelerate our growth and continue to invest in a brighter future together.

Voting closes very soon, and in just eight days we have the JHG shareholder meeting on Thursday 16 April. So, if you haven’t done it already, we urge you to vote today. Please don’t hesitate to email any questions [jhitakeprivateclientquestions@janushenderson.com] you have about the process.

As a reminder, as shareholders of Janus Henderson stock, many of you have a significant role to play in voting in these solicitations [hyperlink removed]. Your votes are essential to obtaining the required approvals and our Board strongly recommends voting FOR the Trian/General Catalyst transaction.

US shareholders

Registered holders can vote by calling +1-800-652-VOTE (8683) and entering the control number found on your proxy card.

Beneficial holders can vote by phone by following the instructions on the voting instruction form provided by your bank, broker, or other nominee.

UK shareholders

Share scheme holders can vote online by following the instructions provided in the email from EquatePlus.

Beneficial holders can vote using the instructions provided by your bank, broker, or other nominee.

UK Depositary Interest holders can vote by visiting www.investorcentre.co.uk/eproxy and entering the control number, shareholder reference number, and PIN found on your proxy card.

Non US/UK shareholders

And everyone, in all our locations, can find more information about our take-private transaction and full instructions on ways to vote at https://pathforward.janushenderson.com.

Again, thank you for everything you’re doing, working as one team to ensure our clients come first – always. They choose to work with us because of each of you and I continue to be incredibly proud of the focus and commitment we’re displaying.

I look forward to keeping you updated as we move ahead. Together we win!

-Ali

Forward Looking Statements

Certain statements in this communication not based on historical facts are “forward-looking statements” within the meaning of the federal securities laws. Such forward-looking statements involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those discussed. These include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects or future events, including with respect to the timing and anticipated benefits of pending and recently completed transactions and strategic partnerships, and expectations regarding opportunities that align with our strategy. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements.

Various risks, uncertainties, assumptions and factors that could cause our future results to differ materially from those expressed by the forward-looking statements included in this communication include, but are not limited to, the impact of any alternative proposal, Janus Henderson’s ability to obtain the regulatory, shareholder and other approvals required to consummate the proposed transaction and the timing of the closing of the proposed transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed transaction would not occur, the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement, that shareholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability, unanticipated difficulties or expenditures relating to the proposed transaction, including the impact of the transaction on Janus Henderson’s business, that the proposed transaction generally may involve unexpected costs, liabilities or delays, that the business of Janus Henderson may suffer as a result of uncertainty surrounding the proposed transaction or the identity of the purchaser, that Janus Henderson may be adversely affected by other economic, business, and/or competitive factors, including the net asset value of assets in certain of Janus Henderson’s funds, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction, changes in interest rates and inflation, changes in trade policies (including the imposition of new or increased tariffs), volatility or disruption in financial markets, our investment performance as compared to third-party benchmarks or competitive products, redemptions, and other risks, uncertainties, assumptions, and factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2025, and in other filings or furnishings made by Janus Henderson with the SEC from time to time.

Important Additional Information and Where to Find It

In connection with the proposed transaction, Janus Henderson Group plc (“Janus Henderson”) filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) on March 11, 2026, which was first mailed to Janus Henderson’s shareholders on or about March 12, 2026 and supplemented by a filing of definitive additional materials on March 27, 2026 and April 7, 2026. Janus Henderson and affiliates of Janus Henderson jointly filed a transaction statement on Schedule 13E-3 on March 11, 2026, which has been subsequently amended, including most recently on March 30, 2026. Janus Henderson may also file other documents with the SEC regarding the proposed transaction, including additional amendments or supplements to the proxy statement or Schedule 13E-3. This communication is not a substitute for the proxy statement, the Schedule 13E-3 or any other document that may be filed by Janus Henderson with the SEC. INVESTORS AND SECURITY HOLDERS OF JANUS HENDERSON ARE URGED TO READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain the proxy statement and the Schedule 13E-3 and other documents that are filed with the SEC by Janus Henderson free of charge from the SEC’s website at https://www.sec.gov or through the investor relations section of Janus Henderson’s website at https://ir.janushenderson.com.